Exhibit 99.2

MIND Technology Prices Public Offering of 9.00% Series A Cumulative Preferred Stock

THE WOODLANDS, Texas, November 9, 2021 /PRNewswire/ -- MIND Technology, Inc. (“MIND” or the “Company”) (Nasdaq: MIND) announced today that it has priced an underwritten public offering of 432,000 shares of 9.00% Series A Cumulative Preferred Stock (“Series A Preferred Stock”) at a price of $24.25 per share, pursuant to a registration statement on Form S-1 previously filed with the U.S. Securities and Exchange Commission (the “SEC”). In addition, MIND has granted the underwriter a 30-day option to purchase from it an additional 64,800 shares of Series A Preferred Stock. Dividends on the Series A Preferred Stock will be payable from and including the date of original issue at a rate of 9.00% per annum of the $25.00 per share liquidation preference (equivalent to $2.25 per annum per share). The offering is expected to close on or about November 12, 2021, subject to customary closing conditions

MIND expects to receive net proceeds of approximately $9.5 million (or approximately $11.0 million if the underwriter exercises its option to purchase additional shares in full), after deducting estimated underwriting discounts and commissions, and estimated offering expenses.  MIND intends to use all of the net proceeds of the offering for general corporate purposes, which may include, among other things, repayment of indebtedness, future acquisitions, the financing of capital expenditures and additions to its working capital, such as purchases of inventory.

Ladenburg Thalmann & Co. Inc. is acting as sole book-running manager for the offering.

A registration statement relating to these securities has been filed with, and declared effective by, the SEC. This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This offering will be made only by means of a written prospectus. A copy of the prospectus for the offering may be obtained, when available, from:

Ladenburg Thalmann & Co. Inc.
640 5th Avenue, 4th Floor
New York, NY 10019

You may also obtain a copy of the final prospectus free of charge at the SEC’s website, www.sec.gov, under the registrant’s name “MIND Technology, Inc.”

About MIND Technology

MIND Technology, Inc. provides technology to the oceanographic, hydrographic, defense, seismic and security industries.  Headquartered in The Woodlands, Texas, MIND has a global presence with key operating locations in the United States, Singapore, Malaysia and the United Kingdom.  Its Seamap and Klein units design, manufacture and sell specialized, high performance, marine sonar and seismic equipment.

Forward-looking Statements

This release may include “forward-looking statements” within the meaning of federal securities laws. Such forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Company’s control. All statements, other than historical facts included in this release, are forward-looking statements. All forward-looking statements speak only as of the date of this release. Although the Company believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.

This release contains certain forward-looking statements that are based on current plans and expectations and are subject to various risks and uncertainties. The Company’s business and any offering may be influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond the Company’s control. These factors include, but are not limited to, changes to business plans as circumstances warrant. The he issuance and sale of Series A Preferred Stock of the Company may not ultimately close because of general market conditions or other factors. For a full discussion of these risks and uncertainties, please refer to the “Risk Factors” section of the Company’s registration statement on Form S-1 and Annual Report on Form 10-K and the information included in subsequent filings it makes with the SEC.

Contacts:	Rob Capps, President & CEO
MIND Technology, Inc.
281-353-4475
Ken Dennard / Zach Vaughan
Dennard Lascar Investor Relations
713-529-6600
MIND@dennardlascar.com